Exhibit 10.11
USERTESTING, INC. (“Company”)
Independent Director Compensation Policy
Eﬀective [ ], 2021
In contemplation of the Company’s proposed initial public oﬀering (“IPO”), the Company’s Board of Directors (the “Board”) believes it is in the best interests of the Company and its stockholders to adopt a compensation program for independent directors as set forth below (the “Independent Director Compensation Policy” or the “Policy”) to provide for (a) an annual cash retainer for each independent director for service on the Board and any committees thereof, (b) an annual grant of restricted stock units (“RSUs”) to each independent director then serving on the Board as of the date of each annual stockholder meeting, and (c) an initial grant of restricted stock units to each independent director who commences service on the Board after the date of the Company’s IPO. This Policy may be amended or terminated at any time in the sole discretion of the Board. All compensation set forth in this Policy shall be subject to the limits on independent director compensation set forth in the Company’s 2021 Equity Incentive Plan (the “Equity Plan”).
Cash Compensation
Cash compensation payable to each independent director shall consist of the following annual fees, which shall be paid quarterly in arrears at the end of each of the Company’s ﬁscal quarters, beginning on January 1, 2022, and shall be prorated for partial quarters served:
•General Board Service Fee: $30,000
•Non-Executive Chairman Service Fee (in addition to General Board Service Fee but in lieu of and not in addition to Independent Director Service Fee): $20,000
•Lead Independent Director (if any) Service Fee (in addition to General Board Service Fee): $15,000
•Committee Chair Service Fee (in addition to General Board Service Fee; in lieu of Non-Chair Committee Member Service Fee set forth below):
◦Audit Committee chair: $20,000
◦Compensation Committee chair: $15,000
◦Nominating and Corp. Governance Committee chair: $8,000
•Non-Chair Committee Member Service Fee (in addition to General Board Service Fee; not in addition to Committee Chair Service Fee):
◦Audit Committee member: $10,000
◦Compensation Committee member: $6,000
◦Nominating and Corp. Governance Committee member: $4,000
Equity Compensation – Initial Award
On the date an independent director is newly appointed to serve on the Board on or after the IPO, such independent director will automatically receive a grant of RSUs under the Equity Plan with an aggregate value of $340,000 (the “Initial Award”).

The Initial Award will automatically be granted on the date an independent director commences serving on the Board on or after the IPO (the “Initial Award Grant Date”).
The number of RSUs granted subject to the Initial Award will be calculated by dividing $340,000 by a number determined in accordance with a policy as the Compensation Committee of the Board (the “Compensation Committee”) may adopt from time to time for purposes of determining the number of RSUs subject to awards for service providers of the Company generally.
The Initial Award shall vest in three equal annual installments beginning one year following the Initial Award Grant Date, in each case, so long as the independent director continues to provide services to the Company through the applicable vesting date. If an independent director’s service ends on the date of vesting, then the vesting shall be deemed to have occurred.
The Initial Award shall accelerate in full upon the consummation of a Corporate Transaction (as deﬁned in the Equity Plan).
Equity Compensation – Annual Award
On the date of each annual meeting of the Company’s stockholders (commencing with the ﬁrst annual meeting of the Company’s stockholders following the date of the IPO), each independent director who is serving on the Board prior to, and will continue to serve on the Board following, the annual meeting will receive a grant of RSUs under the Equity Plan with an aggregate value of $170,000 (the “Annual Award”).
The Annual Award will automatically be granted on the date of the annual meeting of the Company’s stockholders (the “Annual Award Grant Date”).
The number of RSUs granted subject to the Annual Award will be calculated by dividing $170,000 by a number determined in accordance with a policy as the Compensation Committee may adopt from time to time for purposes of determining the number of RSUs subject to awards for service providers of the Company generally.
The Annual Award shall fully vest on the earlier of (a) one year following the Annual Award Grant Date or (b) the date of the Annual Meeting of Stockholders in the year following the date of grant of the Annual Award, so long as the independent director continues to provide services to the Company through the applicable vesting date. If an independent director’s service ends on the date of vesting, then the vesting shall be deemed to have occurred.
The Annual Award shall accelerate in full upon the consummation of a Corporate Transaction (as deﬁned in the Equity Plan).